Exhibit 99.1

FOR IMMEDIATE RELEASE

	CONTACT:	Elizabeth Schroeder
Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7299

Laurey Peat
LAUREY PEAT+ ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION

APPOINTS DAVID B. GREEN TO BOARD OF DIRECTORS

DALLAS, TX — January 2, 2008 — Tuesday Morning Corporation (NASDAQ: TUES) announced today the appointment of David B. Green, 62, to its Board of Directors.  On December 31, 2007, the Board of Directors of Tuesday Morning Corporation approved resolutions increasing the number of directors on the Company’s Board of Directors from six to seven, effective January 1, 2008.  Mr. Green will fill this newly created directorship position.

Mr. Green is currently a business consultant and has served as a member of the board of directors for the Association of National Advertisers, Anti-Defamation League — Chicago and the Aviation Profession Educational Center.  Mr. Green was Senior Vice President, Senior Marketing Officer — Global Marketing for McDonald’s Corporation when he retired in 2002.  During Mr. Green’s 30 year tenure with McDonald’s Corporation, he held roles of increasing responsibility within the marketing area and was directly responsible for strategic brand positioning and promotional development for the McDonald’s brand throughout the world.  As a result of his accomplishments, Mr. Green received numerous awards and commendations for advertising campaigns, product promotions, new product introductions and media strategies.  Prior to McDonald’s, Mr. Green held marketing positions at Westinghouse Broadcasting and Dick Orkin Creative Services.

“We are pleased to welcome David to the Tuesday Morning Board of Directors”, said Bruce A. Quinnell, Chairman of the Board.  “We believe his extensive experience in marketing and brand development will make him a valuable addition to the Board and an asset to the Company.”

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 831 stores in 47 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Transition Report on Form 10-KT for the six month period ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2007 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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